UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2009

COBRA ELECTRONICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-511	36-2479991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 West Cortland Street, Chicago, Illinois	60707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (773) 889-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 2, 2009, Cobra Electronics Corporation (the “Company”) entered into a Third Amendment to Loan and Security Agreement and Waiver (the “Amendment”) to the Loan and Security Agreement dated as of February 15, 2008, among the Company, The PrivateBank and Trust Company (the “Agent”) and the lenders (the “Lenders”) party thereto, as amended (the “Loan Agreement”).  Pursuant to the Amendment which was effective as of October 24, 2009, the Agent and the Lenders waived prior breaches by the Company of Section 14(a) and 14(b) of the Loan Agreement for the fiscal quarter ended September 30, 2009.  In addition, the Amendment amends and restates certain representations and covenants contained in the Loan Agreement relating to the Company’s real estate and intellectual property.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Exhibits.

(d) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

10.1

Third Amendment to Loan and Security Agreement and Waiver effective as of October 24, 2009 among Cobra Electronics Corporation, The PrivateBank and Trust Company, as a lender and administrative agent for itself and the other lenders, and RBS Citizens, N.A., as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COBRA ELECTRONICS CORPORATION

	By:	/s/ Michael Smith
	Name:	Michael Smith
	Title:	Senior Vice President and Chief Financial Officer

Date: November 6, 2009

EXHIBIT INDEX

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

10.1

Third Amendment to Loan and Security Agreement and Waiver effective as of October 24, 2009 among Cobra Electronics Corporation, The PrivateBank and Trust Company, as a lender and administrative agent for itself and the other lenders, and RBS Citizens, N.A., as lender.